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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Danaher Corporation on Form S-3 of our report related to Pacific Scientific Company dated February 27, 1998 (March 9, 1998, as to Notes 14 and 15), appearing in the Current Report on Form 8-K of Danaher Corporation filed April 14, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                               /s/ Deloitte & Touche LLP
                                               --------------------------------
                                                   Deloitte & Touche LLP

Costa Mesa, California
September 15, 1998